UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2011

SciQuest, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-34875	56-2127592
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6501 Weston Parkway, Suite 200, Cary, North Carolina	27513
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 659-2100

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As of October 25, 2011, SciQuest, Inc. (the “Company”) entered into a letter agreement with Tom (Yitao) Ren (“Ren”) and Ying (Lily) Xiong (“Xiong”) in connection with the termination of Ren’s employment with the Company. Among other things, the letter agreement modified the earnout provisions pertaining to Ren and Xiong contained in that certain Stock Purchase Agreement, dated December 21, 2010, by and among the Company and Ren, Xiong, John Paul Gutierrez and Ronald Dressin, to remove the revenue-based performance conditions and add certain other performance conditions.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1 †	Letter Agreement, dated as of October 25, 2011, by and among Tom (Yitao) Ren, Ying (Lily) Xiong and the Company

†	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIQUEST, INC.
Date: October 28, 2011

	By:	/s/ Stephen J. Wiehe

Stephen J. Wiehe President and Chief Executive Officer (Principal Executive Officer)

EXHIBIT INDEX

10.1	Letter Agreement, dated as of October 25, 2011, by and among Tom (Yitao) Ren, Ying (Lily) Xiong and the Company